UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2023

ASTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 805-1599

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATRO	NASDAQ Stock Market

Securities registered pursuant to Section 12(g) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 8, 2023, Astronics Corporation (the “Company”) entered into an Equity Distribution Agreement (the “Equity Distribution Agreement”), by and between the Company and Wells Fargo Securities, LLC and HSBC Securities (USA) Inc. (each, an “Agent” and together, the “Agents”), pursuant to which the Company may offer and sell, from time to time through an Agent, acting as its agent, or directly to an Agent acting as principal, shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), having an aggregate sales price of up to $30,000,000 (the “Placement Shares”).

The offer and sale of the Placement Shares will be made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-272423) (the “Registration Statement”) that was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on June 20, 2023, and a related prospectus supplement, which the Company filed with the SEC on August 8, 2023.

The Company is not obligated to sell any Placement Shares pursuant to the Equity Distribution Agreement. Subject to the terms and conditions of the Equity Distribution Agreement, the Agents have agreed to use commercially reasonable efforts, consistent with their normal trading and sales practices and applicable law and regulations, to sell Placement Shares from time to time in accordance with the Company’s instructions including any price, time or size limits or other customary parameters or conditions the Company may impose.

Under the Equity Distribution Agreement and subject to the instructions of the Company, an Agent may sell Placement Shares by any method permitted by law and deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, and the rules and regulations thereunder, including, without limitation, sales made directly on The Nasdaq Global Select Market (“Nasdaq”) at market prices prevailing at the time of sale or at prices related to prevailing market prices, on any other existing trading market for the Common Stock, to or through a market maker or in privately negotiated transactions. Subject to the terms and conditions of the Equity Distribution Agreement, the Company may also from time to time sell Placement Shares to an Agent as principal.

The Equity Distribution Agreement may be terminated for any reason, at any time by either the Company or the Agents upon the prior notice to the other parties.

The Company has agreed to provide the Agents with customary indemnification and contribution rights. The Company will also reimburse the Agents for certain specified expenses in connection with entering into and maintaining the Equity Distribution Agreement. The Equity Distribution Agreement contains customary representations and warranties and conditions to the placements of the Placement Shares pursuant thereto.

The foregoing summary of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Distribution Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference. The Equity Distribution Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of the Equity Distribution Agreement and in the context of the specific relationship between the parties. The provisions of the Equity Distribution Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Equity Distribution Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

Hodgson Russ LLP, legal counsel to the Company, has issued a legal opinion relating to the validity of the Placement Shares being offered pursuant to the Equity Distribution Agreement. A copy of such legal opinion, including the consent therein, is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description

1.1	Equity Distribution Agreement dated August 8, 2023, by and between the Company and the Agents

5.1	Opinion of Hodgson Russ LLP

23.1	Consent of Hodgson Russ LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated: August 8, 2023	By:	/s/ David C. Burney
	Name:	David C. Burney
Executive Vice President and Chief Financial Officer

3